Execution Copy

EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 16, 2008, by and among Raser Technologies, Inc., a Delaware corporation (the “Company”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Warrant Holder”).

     This Agreement is made in connection with the Commitment Letter, dated as of the date hereof, delivered by the Warrant Holder to the Company (the “Commitment Letter”).

The Company and the Warrant Holder hereby agree as follows:

     1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Commitment Letter shall have the meanings given such terms in the Commitment Letter. As used in this Agreement, the following terms shall have the following meanings:

     “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Commission” means the Securities and Exchange Commission.

     “Common Stock” shall mean the shares of common stock, par value $0.01 per share, of the Company.

     “Effectiveness Date” means, with respect to the Initial Registration Statement, the earlier of (a) the 115th calendar day following the date of the Commitment Letter, and (b) the fifth Trading Day following the date on which the Company is notified by the Commission that the Initial Registration Statement will not be reviewed or is no longer subject to further review and comments, and, with respect to any other Required Registration Statement, the earlier of (x) the 105th calendar day following the date of filing of such Registration Statement and (y) the fifth Trading Day following the date on which the Company is notified by the Commission that such Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     “Filing Date” means, the date by which the Initial Registration Statement or any Subsequent Registration Statement is required to be filed with the Commission pursuant to Section 2(a) hereof.

     “Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” shall have the meaning set forth in Section 2(a).

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, any issuer free-writing prospectuses and all other amendments and supplements thereto, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     “Registrable Securities” means the maximum number of Warrants (including both Non-ROFR Warrants and ROFR Warrants) issuable pursuant to the Commitment Letter and all shares of Common Stock issuable upon the exercise of such Warrants, together with any shares of Common Stock of the Company issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

     “Registration Statement” means a registration statement filed with the Commission, including the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     “Required Registration Statement” means any Registration Statement required to be filed with the Commission hereunder.

     “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

     “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

     “Securities Act” shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section

3(a).

“Subsequent Registration Statement” shall have the meaning set forth in Section

2(a).

     “Trading Day” shall mean a day on which the Common Stock is traded on the Trading Market.

     “Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Arca, the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

     “Warrant Register” shall mean the records maintained by the Company for registering the Warrants in the name of the Holders thereof.

     “Warrant Shares” means all of the shares of Common Stock issued or issuable pursuant to the Warrants.

“Warrants” shall have the meaning ascribed to such term in the Commitment

Letter.

2.	Registration.

(a) On or prior to the date that is thirty (30) days after the date of the

Commitment Letter, the Company shall prepare and file with the Commission a Registration Statement (the “Initial Registration Statement”) covering the resale of all of the Registrable Securities that it is then permitted to register under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415, but excluding the ROFR Warrants and any shares of Common Stock issuable upon the exercise of the ROFR Warrants. Subsequent to the filing of the Initial Registration Statement, if, at the time (i) any Warrants vest and become exercisable pursuant to the Commitment Letter or ROFR Warrants are granted pursuant to any subsequent commitment letter between the

Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (ii) the resale of the Registrable Securities relating to such Warrants is not covered by the Initial Registration Statement or another Registration Statement, in each case as amended through such date, the Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities relating to such Warrants within five (5) Trading Days after such Warrants vest pursuant to the Commitment Letter or are granted pursuant to such subsequent commitment letter, as the case may be (each such Registration Statement, a “Subsequent Registration Statement”). Each Required Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Registration shall be on another appropriate form in accordance herewith); provided, however, that, if the Company is eligible to register for resale the Registrable Securities on an Automatic Shelf Registration Statement and the Holder consents to the use of such Registration Statement, a Required Registration Statement may be on a Form S-3 Automatic Shelf Registration Statement. Each Required Registration Statement shall contain (except if otherwise directed by the Holders) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause each Required Registration Statement (other than an Automatic Shelf Registration Statement which shall be effective on the date of filing) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the Effectiveness Date, and shall use its best efforts to keep each Required Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall immediately notify the Holders via facsimile of the effectiveness of each Required Registration Statement on the same day that the Company receives notification of the effectiveness from the Commission or, with respect to any Automatic Shelf Registration Statement, on the date of filing. Failure to so notify the Holder within one (1) Trading Day of such notification or filing shall be deemed an Event under Section 2(b).

     (b) If: (i) a Required Registration Statement is not filed on or prior to the Filing Date (notwithstanding anything herein to the contrary, if the Company files a Required Registration Statement without affording a Holder the opportunity to review and comment on the same as required by Section 3(a), the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Trading Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Required Registration Statement (other than an Automatic Shelf Registration Statement”) will not be “reviewed,” or is not subject to further review, or (iii) prior to the date when any Required Registration Statement (other than an Automatic Shelf Registration Statement) is first declared effective by the Commission, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Required Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Required Registration Statement to be declared effective, or (iv) a Required Registration Statement (other than an Automatic Shelf Registration Statement) is not declared effective by the Commission on or before the Effectiveness Date, or (v) after a Required Registration Statement first becomes effective, it ceases for any reason to remain continuously effective as to all Registrable Securities covered by it, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such case ten (10) consecutive calendar days but no more than an aggregate of fifteen (15) calendar days during any twelve (12) month period (which need not be consecutive Trading Days)(any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Trading Day period is exceeded, or for purposes of clause (iii) the date which such ten (10) calendar day period is exceeded, or for purposes of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date up to a total of three (3) months (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1.0%) of the product of the Original Warrant Price or the Original ROFR Warrant Price, as the case may be, applicable to the vested Warrants then held by such Holder times the number of shares of Common Stock issuable upon exercise of the vested Warrants then held by such Holder, or if such Holder holds Common Stock issued upon exercise of Warrants, the product of the Original Warrant Price or Original ROFR Warrant Price, as the case may be, applicable to the Warrants pursuant to which such Common Stock was issued times the number of shares of Common Stock issued to such Holder upon exercise of such Warrants. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of eighteen percent (18%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

3. Registration Procedures

     In connection with the Company’s registration obligations hereunder, the Company shall:

     (a) Not less than five (5) Trading Days prior to the filing of any Required Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall, (i) furnish to the Holders copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to the Holders to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any Required Registration Statement or any related Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of such documents. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than two (2) Trading Days prior to the applicable Filing Date of any Required Registration Statement or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section, whichever occurs later.

     (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Required Registration Statement and any Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and cause such Prospectus as so supplemented or amended to be timely filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to any Required Registration Statement or any amendment thereto and, as promptly as reasonably possible, upon request, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Required Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by any Required Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

     (c) Notify the Holders of Registrable Securities covered by a Required Registration Statement as promptly as reasonably practicable (and if requested by any such Person, confirm such notice in writing) promptly following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment relating to such Required Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Required Registration Statement and whenever the Commission comments in writing on a Required Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) when any Required Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of any Required Registration Statement for amendments or supplements to such Registration Statement or the related Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of any Required Registration Statement or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in any Required Registration Statement ineligible for inclusion therein or any statement made in any Required Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Required Registration Statement, related Prospectus or other documents so that, such Required Registration Statement or the related Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) Use best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Required Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

     (e) Furnish to each Holder, without charge, at least one conformed copy of each Required Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

     (f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) included in each Required Registration Statement and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of any such Prospectus and each amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to subsections 3(c)(ii) through (v).

     (g) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Required Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

     (h) If NASD Rule 2710 (or any similar rule adopted by FINRA as a replacement for NASD Rule 2710) requires any broker-dealer to make a filing prior to executing a sale by a Holder, make an Issuer Filing with FINRA Corporate Financing Department pursuant to NASD Rule 2710(b)(10)(A)(i) and respond within five (5) Trading Days to any comments received from FINRA in connection therewith, and pay the filing fee required in connection therewith.

     (i) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to any Required Registration Statement, which certificates shall be free, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

     (j) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the relevant Required Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Required Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of any event described in clauses (ii) through (v) of Section 3(c) and requests that the Holder suspend the use of any Required Registration Statement or related Prospectus until the requisite changes to such Required Registration Statement and related Prospectus have been made, then the Holders shall suspend use of such Required Registration Statement and related Prospectus; provided, however, that in no event shall the Company be entitled to suspend the use by any Holder of a Required Registration Statement or any related Prospectus for more than sixty (60) days (which need not be consecutive days) in any twelve (12) month period; provided further, that the provisions of Section 2(b) hereof shall apply during any such period of suspension; and provided further, that, notwithstanding anything in this Agreement to the contrary, the Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(k)	Comply with all applicable rules and regulations of the Commission.

(l)	The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the person that has voting and dispositive control over such shares of Common Stock. During any periods that the

Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

     4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to any Required Registration Statements. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws of all jurisdictions reasonably requested by the Holder and reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to the NASD Rule 2710 (or any similar rule adopted by FINRA), so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in any Required Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audits or quarterly reviews and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or any legal fees or other costs of the Holders.

5.	Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Required Registration Statement, any related Prospectus or any form of prospectus or in any amendment or supplement thereto or in any related preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such Required Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in subsections 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has requested that the use of such Required Registration Statement or any related Prospectus be suspended and prior to the earlier of (I) receipt by such Holder of the supplemented Prospectus and/or amended Registration Statement, and (II) such Holder being advised in writing by the Company that the use of the applicable Prospectus may be resumed. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

     (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Required Registration Statement, any related Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any related preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Required Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Required Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (z)

in the case of an occurrence of an event of the type specified in subsections 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has requested that the use of such Required Registration Statement or related Prospectus be suspended and prior to the earlier of (I) receipt by such Holder of the supplemented Prospectus and/or amended Registration Statement, and (II) such Holder being advised in writing by the Company that the use of the applicable Prospectus may be resumed. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel for such Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

     Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder.

     (d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything in this Agreement to the contrary, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. A selling Holder’s obligations in this subsection to contribute shall be in proportion to its sale of shares of Common Stock to which such loss relates and shall not be joint with any other selling Holder.

     The indemnity and contribution agreements contained in this Section are in addition to any other liability that the Indemnifying Parties may have to the Indemnified Parties.

6.	Miscellaneous

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

     (b) No Piggyback on Registrations. Except for up to 100,000 shares issued or issuable upon the discretion of the Company’s Board of Directors or as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders may include securities of the Company (other than eligible Registrable Securities) in a Required Registration Statement. Except as set forth on Schedule 6(b), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

     (c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(d)	Discontinued Disposition. Reserved.

(e)	Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen (15) days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights. The provisions of Section 4 hereof shall apply to any such registration.

     (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (g) Notices. Any notice, request or other document required or permitted to be given or delivered pursuant to this Agreement shall be in writing and sent by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), if to (i) the Company, to 5152 North Edgewood Drive, Suite 375, Provo UT 84604, Attention: Chief Financial Officer, and (ii) the Holder, to the address of such Holder set forth in the Warrant Register.

     (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign its respective rights hereunder to any Person or Persons to whom it transfers Warrants or Warrant Shares and, upon any such assignment, the term “Holder” shall be deemed to refer, for all purposes of this Agreement, to such assignee or assignees.

     (i) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered into, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

     (j) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     (k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of Sections 13, 18(b) and 18(c) of the Commitment Letter.

     (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     (m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (n) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in the Commitment Letter or any other document referred to in the Commitment Letter, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

*************************

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

RASER TECHNOLOGIES, INC. By: /s/ Brent M. Cook Name: Brent M. Cook Title: CEO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Christopher Smith Name: Christopher Smith Title: Director

Schedule 6(b) to Registration Rights Agreement

Outstanding Registration Rights

Name	Shares	Comments

Cummins & Barnard	15,000	The Company has an obligation to use
		reasonable efforts to register the resale of
		15,000 shares of Common Stock held by
		Cummins & Barnard pursuant to a future
		registration statement.

Cummins & Barnard	15,000	The Company has a contingent obligation to
		issue 15,000 shares of Common Stock to
		Cummins & Barnard. If issued, the
		Company has agreed to use reasonable
		efforts to register the resale of such
		contingent shares pursuant to a future
		registration statement if the Company
		cannot issue the shares pursuant to an
		existing registration statement on Form S-8.

National Geothermal	25,000	The Company has a contingent obligation to
		issue 25,000 shares of Common Stock to
		National Geothermal. If issued, the
		Company has agreed to use reasonable
		efforts to register the resale of such
		contingent shares in a future registration
		statement.

ANNEX A Plan of Distribution

     The Selling Stockholders, which we refer to as Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their warrants and the shares of the underlying common stock of Raser Technologies, Inc., which we refer to as Common Stock, on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling warrants or shares of Common Stock:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
·	block trades in which the broker-dealer will attempt to sell the warrants or the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
·	an exchange distribution in accordance with the rules of the applicable exchange;
·	privately negotiated transactions;
·	settlement of short sales entered into after the date of this prospectus;
·	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
·	a combination of any such methods of sale;
·	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
·	any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell the warrants and the shares of Common Stock pursuant to Rule 144 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

     In connection with the sale of the warrants and the shares of Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the warrants or the shares of Common Stock offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The Selling Stockholders and any broker dealers or agents that are involved in selling the warrants or the shares of Common Stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the warrants or the shares or Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the warrants or the shares of Common Stock covered by this prospectus. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the warrants and the shares of Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the resale of the warrants or the shares of Common Stock. There is no underwriter or coordinating broker acting in connection with the proposed resale of the warrants or the shares of Common Stock by the Selling Stockholders.

     We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities covered by this prospectus may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the securities covered by this prospectus have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Selling Stockholders will sell the warrants and the shares of

Common Stock only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the warrants and the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, any person engaged in the distribution of securities covered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the warrants and the shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Annex B

RASER TECHNOLOGIES, INC.

Selling Securityholder Notice and Questionnaire

     The undersigned beneficial owner of the Warrants (as defined in the Registration Statement, as hereinafter defined) and common stock, par value $0.01 per share (the “Common Stock”), of Raser Technologies, Inc., a Delaware corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of January 16, 2008 (the “Registration Rights Agreement”), among the Company and the Warrant Holder named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

     Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

     The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Selling Securityholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly, and alone or with others, has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone: Fax: Contact Person:

3.	Beneficial Ownership of Registrable Securities:

(a) Type and Number of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:

(a) Are you a broker-dealer?

	Yes	[]	No	[]
Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(b)	Are you an affiliate of a broker-dealer?
	Yes	[]	No	[]

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

	Yes []	No []

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

     The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

     IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner:

By:

Name: Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY, OVERNIGHT MAIL, TO:

Reed W. Topham Stoel Rives LLP 201 South Main Street, Suite 1100 Salt Lake City, UT 84111 (801) 328-3333 (phone) (801) 578-6999 (fax) rwtopham@stoel.com (email)